FORM OF SECURITIES PURCHASE AGREEMENT dated as of July 7, 2010 between Sun Bancorp, Inc. and __________________

TABLE OF CONTENTS

Page

ARTICLE I

Purchase; Closings

1.1	Purchase
1.2	Closings
1.3	Second Closing Adjustments

ARTICLE II

Representations and Warranties

2.1	Disclosure
2.2	Representations and Warranties of the Company
2.3	Representations and Warranties of the Investor

ARTICLE III Covenants

3.1	Filings; Other Actions
3.2	Expenses
3.3	Access, Information and Confidentiality
3.4	Conduct of the Business
3.5	Reasonable Efforts
3.6	Company Forbearances

ARTICLE IV

Additional Agreements

4.1	Legend
4.2	Piggyback Registration Rights
4.3	Additional Regulatory Matters.
4.4	Transfer Restrictions.
4.5	Standstill Agreement.

ARTICLE V

Termination

5.1	Termination.
5.2	Effects of Termination.

ARTICLE VI
Miscellaneous
6.1	Survival
6.2	Amendment
6.3	Waivers
6.4	Counterparts and Facsimile
6.5	Governing Law
6.6	Waiver of Jury Trial
6.7	Notices
6.8	Entire Agreement, Etc.
6.9	Other Definitions
6.10	Captions
6.11	Severability
6.12	No Third-Party Beneficiaries
6.13	Public Announcements
6.14	Specific Performance

LIST OF EXHIBITS

Exhibit A	Form of Series B Certificate
Exhibit B:	Form of Officer’s Certificate from the Company

SECURITIES PURCHASE AGREEMENT, DATED AS OF JULY 7, 2010 (THIS
“AGREEMENT”), BETWEEN SUN BANCORP, INC., A NEW JERSEY
CORPORATION (THE “COMPANY”), AND __________________(THE “INVESTOR”).

RECITALS:

A.           The Investment.  The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, the securities as described herein.  The securities to be purchased at the first closing are __________ shares of common stock, par value $1.00 per share, of the Company (the “Common Stock” or “Common Shares”).  The securities to be purchased at the second closing, subject to adjustment as of the date of the second closing in accordance with the terms hereof, are _________ shares of Series B Mandatorily Convertible Non-Voting Cumulative Preferred Stock, par value $1.00 per share, of the Company, having the terms set forth on Exhibit A (the “Series B Preferred Stock” or “Series B Preferred Shares”)

B.           The Securities.  The term “Securities” refers collectively to (i) the shares of Common Stock and Series B Preferred Stock purchased under this Agreement and (ii) any securities (including shares of Common Stock) into which any of the foregoing are converted, exchanged or exercised in accordance with the terms thereof and this Agreement.  When issued, the Series B Preferred Stock will have the designations, relative rights, preferences and limitations set forth in the certificate of designations, substantially in the form attached as Exhibit A (the “Series B Certificate”), made a part of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), by filing the Series B Certificate with the Secretary of State of the State of New Jersey (the “New Jersey Secretary”).

C.           Additional Private Placements.  Concurrently with the first closing hereunder, the Company has agreed to sell Common Shares in private placements to the other investors listed in Section 1.2(a) of the Disclosure Schedule (the “Other Private Placements”) under separate securities purchase agreements (the “Other Securities Purchase Agreements”), with the closing of such transactions to occur simultaneously with the first closing hereunder.

D.           Transaction Documents.  The term “Transaction Documents” refers to this Agreement, the Other Securities Purchase Agreements, the Series B Certificate and the Investor/Brown Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I
Purchase; Closings

1.1   Purchase.

On the terms and subject to the conditions set forth herein, the Investor will purchase from the Company, and the Company will issue and sell to the Investor, a number of shares of Common Stock and Series B Preferred Stock as set forth herein.

1.2   Closings.

The transactions contemplated hereby will occur over two closings.

(a)   First Closing.

(1)    Subject to the satisfaction (or, where permissible, waiver) of the conditions to closing set forth in Section 1.2(c), the first closing (the “First Closing”) shall take place at a time and date as shall be agreed upon by the parties hereto, but in no event later than the third business day after the date of satisfaction or waiver of the last of the conditions specified in Section 1.2(c), at the offices of Malizia Spidi & Fisch, PC located at 1227 25th Street, N.W., Washington, D.C.  20037, or such other date or location as agreed by the parties in writing.  The date of the First Closing is referred to as the “First Closing Date.”

(2)   Subject to the satisfaction of the conditions described in Section 1.2(c), at the First Closing, the Company will deliver to the Investor one or more certificates bearing the appropriate legends herein provided for and free and clear of all Liens representing __________ shares of Common Stock (the “Initial Purchased Shares”) against payment by the Investor of $_________ (the “Initial Purchase Price”) by wire transfer of immediately available United States funds to a bank account designated by the Company.

(b)   Second Closing.

(1)   Subject to the satisfaction (or, where permissible, waiver) of the conditions to closing set forth in Section 1.2(d), the second closing (the “Second Closing”) shall take place at a time and date as shall be agreed upon by the parties hereto, but in no event later than the third business day after the date of satisfaction or waiver of the last of the conditions specified in Section 1.2(d), at the offices of Malizia Spidi & Fisch, PC, 1227 25th Street, N.W., Washington, D.C.  20037, or such other date or location as agreed by the parties in writing.  The date of the Second Closing is referred to as the “Second Closing Date.”

(2)   Subject to the satisfaction of the conditions described in Section 1.2(d), at the Second Closing, the Company will deliver to the Investor (i) one or more certificates bearing the appropriate legends herein provided for and free and clear of all Liens representing _________ shares of Series B Preferred Stock against payment by the Investor of $_________ (the “Second Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”) by wire transfer of immediately available United States funds to a bank account designated by the Company; provided, that if the Second Common Shares, together with the Common Shares issued at the First Closing and the shares of Common Stock issuable upon the conversion of the Series B Preferred Shares (the “Conversion Shares”) would cause the Investor or its Affiliates to be deemed for purposes of the BHC Act to own 25% or more of the outstanding shares of any class of voting securities of the Company or to otherwise control the Company, then the number of Series B Preferred Shares to be purchased at the Second Closing shall be reduced to the highest number of Series B Preferred Shares at a purchase price per share of $1,000 (and the Second Purchase Price and the Purchase Price shall be reduced accordingly) such that the Investor will not be deemed for purposes of the BHC Act to own 25% or more of the outstanding shares of any class of voting securities of the Company or to otherwise control the Company.  Any determinations under the proviso of the preceding sentence shall take into account the appropriate regulatory treatment of convertible securities.

(c)   Conditions to First Closing.

(1)   The obligation of the Investor to consummate the First Closing is subject to the fulfillment prior to or contemporaneously with the First Closing of each of the following conditions:

(i)   no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the First Closing or shall prohibit or restrict the Investor or its Affiliates from owning, voting, or, subject to the receipt of the Shareholder Approvals (defined below), converting or exercising, any securities of the Company in accordance with the terms thereof and no lawsuit shall have been commenced by any court, administrative agency, or governmental or regulatory authority or instrumentality, whether federal, state, local or foreign, or any industry self-regulatory organization (each, a “Governmental Entity”) or third party seeking to effect any of the foregoing;

(ii)   the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the First Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such date);

(iii)   the Company shall have performed in all material respects all obligations required to be performed by it at or prior to or contemporaneously with the First Closing under this Agreement;

(iv)    the Company shall have delivered to the Investor a duly executed Officer’s Certificate in the form set forth in Exhibit B hereto;

(v)    the Company shall have caused the shares of Common Stock issuable at the First Closing and the Second Closing, as well as the

Conversion Shares, to be approved for listing on the NASDAQ Global Select Market (“NASDAQ”), subject to official notice of issuance;

(2)   The obligation of the Company to consummate the First Closing is subject to the fulfillment prior to or contemporaneously with the First Closing of each of the following conditions:

(i)   the representations and warranties of the Investor set forth in Section 2.3 of this Agreement shall be true and correct in all respects as of the date hereof and as of the First Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such date);

(ii)   the Company and the Investor shall have obtained the approvals and authorizations of, filings and registrations with, and notifications to, and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities, required to consummate the First Closing;

(iii)   the Investor shall have performed all obligations required to be performed by it at or prior to the First Closing under this Agreement; and

(iv)   no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the First Closing and no lawsuit shall have been commenced by any Governmental Entity seeking to effect any of the foregoing.

(d)   Conditions to Second Closing.

(1)   The obligation of the Investor to consummate the Second Closing is subject to the fulfillment prior to or contemporaneously with the Second Closing of each of the following conditions:

(i)   no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Second Closing or shall prohibit or restrict the Investor or its Affiliates from owning, voting, or, subject to the receipt of the Shareholder Approvals, converting or exercising, any securities of the Company in accordance with the terms thereof and no lawsuit shall have been commenced by any Governmental Entity or third party seeking to effect any of the foregoing;

(ii)   the Company shall have performed in all material respects all obligations required to be performed by it at or prior to or contemporaneously with the Second Closing under this Agreement;

    (iii)    the Series B Certificate shall have been filed with the New Jersey Secretary and shall be in full force and effect;

(iv)   the Company and the Investor shall have made or obtained any application, notice, filing, approval, consent, non-objection, or exemption as may be required to, from, or by any Governmental Entity in order to consummate the transactions contemplated by the Transaction Documents to be completed at the Second Closing;

(2)   The obligation of the Company to consummate the Second Closing is subject to the fulfillment prior to or contemporaneously with the Second Closing of each of the following conditions:

(i)   no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Second Closing and no lawsuit shall have been commenced by any Governmental Entity seeking to effect any of the foregoing;

(ii)   the Investor shall have performed all obligations required to be performed by it at or prior to or contemporaneously with the Second Closing under this Agreement; and

(iii)   the Company and the Investor shall have obtained the approvals and authorizations of, filings and registrations with, and notifications to, and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities, required to consummate the Second Closing.

1.3   Second Closing Adjustments.

(a)   In the event that, at or prior to the Second Closing, (i) the number of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse stock split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, or (ii) the Company fixes a record date that is at or prior to the Second Closing Date for the payment of any non-stock dividend or distribution on the Common Stock other than any Ordinary Cash Dividends (as defined below), then at the Investor’s option, which may be exercised in the Investor’s sole discretion, the number of shares of Common Stock to be issued to the Investor at the Second Closing under this Agreement shall be equitably adjusted and/or the shares of Common Stock to be issued to the Investor at the Second Closing under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Investor with substantially the same economic benefit from this Agreement as the Investor had prior to the applicable transaction.  Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof be changed by the foregoing.  “Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and consistent with past practice.

(b)   In the event that, at or prior to the Second Closing, there occurs any transaction that would result in any adjustment or give rise to any right under Section 10 of the Series B Certificate with respect to Series B Preferred Stock, if the Series B Certificate had been filed with the State of New Jersey and was in full force and effect, then at the Investor’s option, which may be exercised in the Investor’s sole discretion, the number of shares of Series B Preferred Stock to be issued to the Investor at the Second Closing under this Agreement shall be equitably adjusted and/or the shares of Series B Preferred Stock to be issued to the Investor at the Second Closing under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Investor with substantially the same economic benefit as the Investor would have had if the Series B Certificate had been filed with the State of New Jersey and were in full force and effect and the Investor had held Series B Preferred Stock at the time of the applicable transaction.  Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof be changed by the foregoing.

(c)   Notwithstanding anything in this Agreement to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to the Investor (in a form that is reasonably satisfactory to the Investor) that the terms of this Agreement, including this Section 1.3, shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect subsidiary.  For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs prior to the Second Closing, the Investor shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of this Agreement, the securities to be acquired at the Second Closing (or such shares of stock or other securities or property (including cash) into which such securities may have become exchangeable as a result of such Change in Control), as if the Second Closing had occurred immediately prior to such Change in Control.

(1)   “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(i) any person is or becomes a Beneficial Owner (other than the Investor and its Affiliates), directly or indirectly, of 50% or more of the aggregate number of the voting securities of the Company; provided, however, that the event described in this paragraph (i) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of the Company Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of the Company Subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 50% of the then outstanding voting securities of the Company, (iii)

by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(ii)   the event described in paragraph (i) above in this definition of “Change in Control” (substituting all references to 50% in such clause for “24.9%”), and in connection with such event, individuals who, on the date of this Agreement, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of paragraph (iii) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that the Investor Nominee will be treated as an Incumbent Director even if the person designated to be such Investor Nominee should change;

(iii)   the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s shareholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by voting securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);

(iv)   the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(v)   the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in paragraphs (i) through (iv) of this definition.

ARTICLE II
Representations and Warranties

2.1   Disclosure.

(a)   On or prior to the date of this Agreement, the Company delivered to the Investor a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 or to one or more of its covenants contained in Article III; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event, or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(b) “Material Adverse Effect” means, with respect to the Investor, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is or would reasonably be expected to be material and adverse to the financial position, results of operations, business, assets or liabilities, management or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole, or (2) would or would reasonably be expected to materially impair the ability of either the Investor or the Company, respectively, to perform its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor, (C) changes, after the date hereof, in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes); (D) proposed changes or changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (E) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to “earnings drivers”) for any period ending on or after December 31, 2009 (but not the underlying causes of such failure), and (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism; except, with respect to any one or more of clauses (A), (D), (E) and (G), to the extent that the effects of such changes have a disproportionate effect on the Company and the

Company Subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally.

(c)   “Previously Disclosed” with regard to the Company (1) means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which is reasonably apparent on its face that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed with respect to such other provision and (2) includes information publicly disclosed by the Company in the Company Reports filed by it with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) on or after January 1, 2010, including amendments thereto filed prior to the date hereof, and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” or any other disclaimers that are non-specific or statements that are predictive or forward-looking in nature, and any exhibits thereto and documents incorporated by reference therein).

2.2   Representations and Warranties of the Company.

Except as Previously Disclosed, the Company represents and warrants as of the date of this Agreement and as of the First Closing Date (except to the extent made only as of a specified date, in which case as of such date) to the Investor that:

(a)   Organization and Authority.  The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  The Company is duly registered as a bank holding company under the BHC Act.  The Company has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the Certificate of Incorporation and the Company’s bylaws, in each case as amended through the date of this Agreement.

(b)   Company’s Subsidiaries.  The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (individually, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”).  All shares of the outstanding capital stock of each of the Company Subsidiaries are owned directly or indirectly by the Company.  No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. All of the issued and outstanding shares of capital stock (or equivalent interests of entities other than corporations) of each of the Company Subsidiaries are duly authorized and validly issued, fully paid and, subject to 12 U.S.C. 55 (solely with respect to the Company Bank), nonassessable and are owned, directly or indirectly, by the Company free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (“Liens”) with respect thereto. Neither the Company nor any of the Company Subsidiaries is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of any Company Subsidiary.  Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of organization, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect on the Company.  Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.  The Company Bank is duly organized and validly existing as a national bank and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due.  The Company has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the articles of association and bylaws of the Company Bank as amended through the date of this Agreement.

(c)   Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $1.00 par value per share (the “Company Preferred Stock”).  As of June 30, 2010, there were 23,482,136 shares of Common Stock outstanding and no shares of Company Preferred Stock outstanding.  From the date of this Agreement through the Second Closing Date, except pursuant to the Transaction Documents and the transactions contemplated hereby and thereby, the Company shall not have (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock (other than shares issued upon the exercise of Company Stock Options outstanding on the date of this Agreement and disclosed in the Company’s Disclosure Schedule), (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock.  As of the date hereof, there are (i) outstanding stock options issued under the Company’s 1997 Stock Option Plan, as amended and restated prior to the date hereof and as filed as exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Company 10-K”), 2002 Stock Option Plan as filed as exhibit 10.3 to the Company 10-K, 2004 Stock-Based Incentive Plan, as amended and restated prior to the date hereof and as filed as exhibit 10.4 to the Company 10-K and the stock option plans assumed from prior acquisitions of the Company (together, the “Company Stock Option Plans”) to purchase an aggregate of 2,274,375 shares of the Common Stock ( (each, a “Company Stock Option”), (ii) an aggregate of 230,785 shares of restricted stock (“Company Restricted Stock”) outstanding under the Company Stock Option Plans and (iii) 1,024,391 shares of the Common Stock reserved for issuance under the Company Stock Option Plans and the Employee Stock Purchase Plan and the Directors Stock Purchase Plan.  Other than in respect of awards outstanding under or pursuant to the Company Stock Option Plans, no shares of Common Stock or Company Preferred Stock are reserved for issuance.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.  Each Company Stock Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Company Stock Option Plans pursuant to which it was issued, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant and (iii) has a grant date on or after the date on which the Board of Directors or compensation committee of the Board of Directors actually awarded such Company Stock Option.  Neither the Company nor any of its officers, directors, or employees is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of the Company.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding.  Except as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, repurchase rights, commitments, or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).  The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2009 and all dividends or other distributions that have been declared, set aside, made or paid to the shareholders of the Company since that date.

(d)   Authorization.

(1)   The Company has the corporate power and authority to enter into and deliver this Agreement and the other Transaction Documents to which it is a party and, subject to obtaining the Shareholder Approvals (solely with respect to the conversion of the Series B Preferred Stock), to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Company and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Securities in accordance with the terms of this Agreement and the increase in the authorized shares of the Company, have been duly authorized by the affirmative vote of at least a majority of the directors on the Board of Directors.  This Agreement and the Other Securities Purchase Agreements have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor and the Other Securities Purchase Agreements by all investors party thereto, are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law).  No other corporate proceedings or approvals or authorizations by the Company of the Company shareholders are necessary for the execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder or the consummation by the Company of the transactions contemplated hereby and thereby, except for the receipt of the Shareholder Approvals necessary to permit the conversion of the Series B Preferred Stock.  The only vote of the shareholders of the Company required to approve (i) the amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 shares and (ii) the issuance of Common Shares and Conversion Shares for purposes of rule 5635 of NASDAQ’s listing rules to the Investor and the investors participating in the Other Private Placements is a majority of the votes cast on such proposal (such shareholder approvals, the “Shareholder Approvals”).  The Board of Directors has resolved that the transactions contemplated hereby and by the Other Securities Purchase Agreements are in the best interests of shareholders of the Company and has determined to unanimously recommend (other than the abstentions of Thomas X. Geisel, Bernard A. Brown, Sidney R. Brown, Anne F. Koons, Ike Brown and Jeffrey S. Brown to the extent they are members of the Board of Directors) to the shareholders the approval of the actions with respect to the Shareholder Approvals.

(2)   Neither the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions of any of the foregoing, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (A) its Certificate of Incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches that are not material to the Company, individually or in the aggregate.

(3)   Other than the securities or blue sky laws of the various states and the filings, notices, approvals or clearances required under federal or state banking laws, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party.

(e)   Knowledge as to Conditions. Except as Previously Disclosed, as of the date of this Agreement, the Company knows of no reason relating to the Company or any Company Subsidiary why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

(f)   Financial Statements.  The Company has previously made available to the Investor copies of (i) the consolidated balance sheets of the Company as of December 31, 2009 and 2008 and related consolidated statements of income, shareholders’ equity and cash flows for the three years ended December 31, 2009, together with the notes thereto, certified by Deloitte & Touche LLP and included in the Company 10-K, as filed with the SEC, and (ii) the unaudited consolidated balance sheets of the Company as of March 31, 2010 and related consolidated statements of income, shareholders’ equity and cash flows for the period then ended, included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 (collectively, the “Company Financial Statements”).  The Company Financial Statements, and the financial statements to be filed by the Company with the SEC after the date of this Agreement, (1) have been or will be prepared from, and are or will be in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied or will comply, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been or will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis and (4) present or will present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates set forth therein and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of interim unaudited statements).

(g)   Reports.

(1)   Since December 31, 2007, the Company and each Company Subsidiary have filed all reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all fees and assessments due and payable in connection therewith.  As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be.  As of the date of this Agreement, except as set forth in Section 2.2(g) of the Disclosure Schedule, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report.  The Company Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it and, when it was filed and as of the date of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”).  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  There are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, when next due.

(2)   The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom).  The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  The Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.  Since December 31, 2007, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of the Company Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company or any of the Company Subsidiaries.

(h)   Properties and Leases.  Except for any Permitted Liens, the Company and each Company Subsidiary have good title free and clear of any Liens to all the real and personal property reflected in the Company’s consolidated balance sheet as of December 31, 2009 included in the Company 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business.  For purposes of this Agreement, “Permitted Liens” means (i) Liens for taxes and other governmental charges and assessments arising in the ordinary course which are not yet due and payable, (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other Liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection.  Except as would not be expected to have a Material Adverse Effect, all leases of real property and all other leases pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any such lease, any existing default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a default.

(i)   Taxes.

(1)   Each of the Company and the Company Subsidiaries has filed all federal, state, county, local and foreign material Tax Returns required to be filed by it and all such Tax Returns are accurate and complete in all material respects, and paid all material Taxes owed by it and no material Taxes owed by it or assessments received by it are delinquent.  The federal income Tax Returns of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2006, and for all fiscal years prior thereto, are for the purposes of audit by the Internal Revenue Service (the “IRS”) closed because of the expiration of the statutory period of limitations, and no claims for additional Taxes for such fiscal years are pending.  Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver.  Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the Company’s knowledge, is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies and no material deficiencies have been proposed by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax Returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or for which reserves adequate in accordance with GAAP have not been provided.  To the knowledge of the Company, each of the Company and the Company Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties.  Neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation under, any material Tax sharing or material Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Company and any Company Subsidiary.  To the knowledge of the Company, neither the Company nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any other transaction requiring disclosure under analogous provisions of state, local or foreign law.  Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law).  Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.  The Company has not been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental

Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or similar taxes, and the term “Tax Return” means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits) required to be filed with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing.

(j)   Absence of Certain Changes.  Since December 31, 2009, the Company has not, and no Company Subsidiary has, made or declared any distribution or dividend in cash or in kind to its shareholders or issued or repurchased any shares of its capital stock or other equity interests.  Since December 31, 2009, the business and operations of the Company and the Company Subsidiaries have been conducted in the ordinary course of business consistent with past practice, and there has not been:

(1)   any circumstance, event, change, development or effect which, individually or in the aggregate with other circumstances, events, changes, developments or effects, has had or is reasonably likely to have a Material Adverse Effect on the Company;

(2)   any material damage, destruction, or other casualty loss with respect to any material asset or property owned, leased, or otherwise used by the Company or any Company Subsidiary, whether or not covered by insurance; or

(3)   any material change in any method of accounting or accounting policies by the Company or any Company Subsidiary.

(k)   Commitments and Contracts.  The Company has Previously Disclosed or provided to the Investor or its representatives, including through the electronic data room, prior to the date hereof, true, correct, and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(1)   any labor contract or agreement with any labor union;

(2)   any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or the Company Subsidiaries;

(3)   any contract containing covenants that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities); and any contract that could require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

(4)   any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event, excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of the Company Subsidiaries;

(5)   any real property lease and any other lease with annual rental payments aggregating $1,000,000 or more;

(6)   other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $3,000,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(7)   any contract or arrangement under which the Company or any of the Company Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or the Company Subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any of the Company Subsidiaries;

(8)   any contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

(9)   any standstill or similar agreement pursuant to which the Company or any Company Subsidiary has agreed not to acquire assets or securities of another person;

(10)   any contract that would prevent, delay or impede the Company’s ability to consummate the transactions contemplated by this Agreement and the Other Securities Purchase Agreements;

(11)   any contract providing for indemnification by the Company or any Company Subsidiary of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

(12)   other than contracts relating to the ordinary course management of credit extensions and contracts relating to Other Real Estate Owned, any contract that contains a put, call, or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $250,000;

(13)   any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former director, officer, employee or consultant;

(14)   any material plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former director, officer, employee or consultant;

(15)   any contract with any Governmental Entity that imposes any material obligation or restriction on the Company or the Company Subsidiaries;

(16)   any contract relating to indebtedness of the Company for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, federal funds purchased, Federal Home Loan Bank advances, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for office equipment) in excess of $1,000,000, except for those issued in the ordinary course of business; and

(17)   any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

Each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect.  The Company and each of the Company Subsidiaries, as applicable, are in compliance in all material respects with and have performed in all material respects all obligations required to be performed by them to date under each Company Significant Agreement.  Neither the Company nor any of the Company Subsidiaries knows of, or has received notice of, any violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.  Consummation of the transactions contemplated by this Agreement will not place the Company or any of the Company Subsidiaries in breach or default of any Company Significant Agreement, or trigger any modification, termination or acceleration thereunder.  Other than as contemplated by the Other Securities Purchase Agreements, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions between the Company or any Company Subsidiaries, on the one hand, and the Company, any current or former director or executive officer of the Company or any Company Subsidiaries or any person who Beneficially Owns 5% or more of the Common Shares (or any of such person’s immediate family members or Affiliates) (other than Company Subsidiaries), on the other hand.

(l)   Offering of Securities.  Neither the Company nor any person acting on its behalf has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement or any other Transaction Document under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which would subject the offering, issuance, or sale of any of such Securities to be issued to the registration requirements of the Securities Act.

(m)   Litigation and Other Proceedings; No Undisclosed Liabilities.

(1)   There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding against the Company or any Company Subsidiary that (A) involves a claim that is or that could be, if adversely determined, for damages in excess of $100,000, or (B) individually or in the aggregate, has prevented or materially impaired, or would reasonably be expected to prevent or materially impair, the ability of the Company to consummate the transactions contemplated hereby. Neither the Company nor any Company Subsidiary is subject to any injunction, order, judgment or decree, nor are there any proceedings with respect to the foregoing pending, or to the knowledge of the Company, threatened. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent, or otherwise) which are not appropriately reflected or reserved against in the financial statements described in Section 2.2(f) to the extent required to be so reflected or reserved against in accordance with GAAP, except for liabilities that have arisen since March 31, 2010 in the ordinary course of business consistent with past practice or pursuant to this Agreement.

(n)   Compliance with Laws.  Except as Previously Disclosed, the Company and each Company Subsidiary:

(1)   is in compliance in all material respects with all, and the condition and use of its properties does not violate or infringe in any material respect any, applicable federal, state, local, or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including under (A) the laws and regulations implementing the Troubled Asset Relief Program, (B) the Sarbanes-Oxley Act of 2002, (C) the Equal Credit Opportunity Act, the Fair Housing Act, and other fair lending and anti-discrimination laws, (D) the Community Reinvestment Act, (E) the Home Mortgage Disclosure Act, (F) anti-money laundering, customer identification, know-your-customer and similar requirements, and (G) sanctions regimes implemented by the Office of Foreign Assets Control or any other Governmental Entity;

(2)   has all material permits, licenses, franchises, authorizations, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or such Company Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect,  and all such filings, applications and registrations are current, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened;

(3)   to the knowledge of the Company, is not under investigation with respect to, nor has been threatened by any Governmental Entity to be charged with or given notice of any material violation of, all applicable federal, state, local, or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees; and

(4)   has not, since January 1, 2007, nor has any other person on behalf of the Company or any Company Subsidiary that qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains.

(o)   Labor.  Employees of the Company and the Company Subsidiaries are not and have never been represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.  No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, nor have there been in the last three years.  There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary, nor have there been in the last three years.  Each of the Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

(p)   Company Benefit Plans.

(1) “Benefit Plan” means all employment agreements, employee benefit and compensation plans, programs, agreements, contracts, policies, practices, or other arrangements providing compensation or benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or is party, whether or not written, including without limitation any “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock appreciation right, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy.  Each Benefit Plan is listed on Section 2.2(p)(1) of the Company’s Disclosure Schedule.  True and complete copies of all Benefit Plans or descriptions thereof are listed on Section 2.2(p)(1) of the Company’s Disclosure Schedule or have been made available to the Investor prior to the date hereof, including through the electronic data room. or have been filed with a Company Report.

(2)   With respect to each Benefit Plan, (A) the Company and the Company Subsidiaries have complied in all material respects, and are now in material compliance with the applicable provisions of ERISA, and the Internal Revenue Code of 1986, as amended (the “Code”) and all other laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in all material respects in accordance with its terms.  None of the Company or the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full.  “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(3)   Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a favorable determination letter from the IRS and nothing has occurred, whether by action or failure to act, that could likely result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code.  Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.  Neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(4)   Neither the Company, any Company Subsidiary nor any ERISA Affiliate (x) sponsors, maintains or contributes to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) sponsors, maintains or has any liability with respect to or an obligation to contribute to or has within the past six years sponsored, maintained, had any liability with respect to, or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(5)   None of the execution and delivery of this Agreement, the issuance of Common Stock, nor the Shareholder Approvals or consummation of the transactions contemplated hereby or by the Other Securities Purchase Agreements, will, whether alone or in connection with another event, (i) constitute a “change in control” or “change of control” within the meaning of any Benefit Plan or result in any material payment or benefit (including without limitation severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, any employment or change in control agreements, (ii) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code, (iii) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (iv) result in any acceleration of the time of payment or vesting of any such benefits, including, for the avoidance of doubt, the Company Stock Option Plans, (v) require the funding or increase in the funding of any such benefits, or (vi) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(6)   As of the date hereof, there is no pending or, to the knowledge of the Company, threatened, litigation relating to the Benefit Plans.  Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and the Company Subsidiaries.

(7)   There are no pending or, to the knowledge of the Company, threatened claims, lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (iii) the assets of any of the trusts under any of the Benefit Plans.

(q)   Status of Securities.  Upon receipt of the Shareholder Approvals, the Securities to be issued pursuant to this Agreement and the Other Securities Purchase Agreements shall have been duly authorized by all necessary corporate action of the Company.  When issued and sold against receipt of the consideration therefor as provided in this Agreement and the Other Securities Purchase Agreements, such Securities will be validly issued, fully paid and nonassessable, and will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other shareholder of the Company, nor will such issuance result in the violation or triggering of any price-based antidilution adjustments under any agreement to which the Company or any Company Subsidiary is a party.

(r)   Investment Company.  Neither the Company nor any of the Company Subsidiaries is an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

(s)   Risk Management; Derivatives.

(1)   The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts expected to be incurred by persons of similar size and in similar lines of business as the Company and the Company Subsidiaries. All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk and in the ordinary course of business, (ii) in accordance with prudent practices and in material compliance with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms.  Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(t)   Foreign Corrupt Practices and International Trade Sanctions.  Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(u)   Environmental Liability.  Except as has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and each Company Subsidiary: (i) are in compliance with all applicable Environmental Laws; (ii) have not owned or operated any property that has been contaminated with any Hazardous Substance that could be expected to result in liability for the Company or any Company Subsidiary pursuant to any Environmental Law; (iii) are not liable for Hazardous Substance disposal or contamination on any third party property; (iv) have not received any notice, demand, letter, claim or request for information in the preceding three years indicating that it may be in violation of or subject to liability under any Environmental Law; (v) are not subject to any order, decree, injunction or agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (vi) to the Company’s knowledge are not subject to any circumstances or conditions that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property in connection with any Environmental Law; (vii) have not participated in the management of any borrower or other third party property, or taken any other actions such that they are reasonably likely to be deemed an owner or operator of such property for purposes of any Environmental Law and (viii) have made available to the Investor copies of all environmental reports, studies, assessments, and memoranda in its possession relating to the Company or the Company Subsidiaries or any of their current or former properties or operations. For purposes of this Agreement, “Environmental Law” means any law, regulation, order, decree, common law or agency requirement relating to the protection of the environment or human health and safety and “Hazardous Substance” means any substance that is regulated pursuant to any Environmental Law including any waste, petroleum products, asbestos, mold and lead products.

(v)   Anti-Takeover Provisions.  The Company and the Board of Directors has taken all actions necessary to ensure that the transactions contemplated by the Transaction Documents, individually or taken as a whole (including the investment hereunder), are not subject to the provisions of Sections 14A:10A−1 through 10A−6 of the New Jersey Business Corporation Act (the “NJBCA”) (including, but not limited to, the approval of such transactions by the Board of Directors and/or shareholders as contemplated by Section 14A:10A−4 of the NJBCA and Article XIII of the Certificate of Incorporation) or Article XIII of the Certificate of Incorporation and any other similar provisions of an anti-takeover nature contained in its organizational documents or the provisions of any federal or state “anti-takeover”, “fair price”, “moratorium”, “control share”, “supermajority”, “affiliate transaction”, or “business combination” law, including any provisions of the NJBCA (each, a “Takeover Law”).  In the case that any such transactions are subject to such provisions or laws, the Board of Directors has taken and shall take all necessary action to ensure that such transactions shall be deemed to be exceptions to such provisions or laws, including, but not limited to, the approval of such transactions as contemplated under Section 14A:10A−4 of the NJBCA.

(w)   Intellectual Property.  (i) The Company and the Company Subsidiaries own (free and clear of any Liens) or have a valid license to use all Intellectual Property used in or necessary to carry on their business as currently conducted, and (ii) such Intellectual Property referenced in clause (i) above is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or the Company Subsidiaries’ use of, or rights to, such Intellectual Property.  The Company and the Company Subsidiaries have sufficient rights to use all Intellectual Property used in their business as presently conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement.  Neither the Company nor any Company Subsidiary has received any notice of infringement or misappropriation of, or any conflict with, the rights of others with respect to any Intellectual Property, and no reasonable basis exists for any such claim.  To the Company’s knowledge, no third party has infringed, misappropriated or otherwise violated the Intellectual Property rights of the Company or the Company Subsidiaries.  There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted, or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, and Intellectual Property.  To the knowledge of the Company, none of  the Company or any of the Company Subsidiaries is using or enforcing any  Intellectual Property owned by or licensed to the Company or any of the Company Subsidiaries in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.  The Company and each of the Company Subsidiaries has taken all reasonable measures to protect the Intellectual Property owned by or licensed to the Company or any of the Company Subsidiaries.  The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation used in the business of the Company and the Company Subsidiaries (the “IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with the business.  To the knowledge of the Company, no person has gained unauthorized access to the IT Assets.  The Company and the Company Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry practices.  The Company and the Company Subsidiaries take reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information.  The Company and the Company Subsidiaries have complied with all internet domain name registration and other requirements of internet domain registrars concerning internet domain names that are used in the business.

“Intellectual Property” shall mean trademarks, service marks, brand names, domain names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, know-how, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(x)   Insurance.

(1)   The Company and the Company Subsidiaries are, and will remain following consummation of the transactions contemplated by the Transaction Documents, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and that are of the type customary in the businesses and location in which the Company and the Company Subsidiaries are engaged.  The Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect on the Company.

(2)   The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage that have been Previously Disclosed, (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

(y)   Board of Directors.  The Company does not have, and the Board of Directors have not adopted, any policies, directives or resolutions, or any amendments to the Company’s by-laws or certificate of incorporation not Previously Disclosed, with respect to qualification or other requirements for serving as a director on the Board of Directors of the Company or any Company Subsidiary.

(z)   Other Private Placements.  Concurrently with the execution and delivery of this Agreement, the Company has agreed to sell Common Shares in the Other Private Placements on the same economic and financial terms and conditions set forth in this Agreement, with the closing of such Other Private Placements to occur simultaneously with the First Closing.  The Company has provided true, correct and complete copies of the Other Securities Purchase Agreements to the Investor.  Except for the Other Securities Purchase Agreements, the Company is not a party to any agreements, understandings, arrangements or commitments with the counterparties to the Other Securities Purchase Agreements or their Affiliates.

(aa)   Related Party Transactions.

(1)   Except as set forth in Section 2.2(dd) of the Disclosure Schedule or as part of the normal and customary terms of an individual’s employment or service as a director, none of the Company or any of the Company Subsidiaries is party to any extension of credit (as debtor, creditor, guarantor or otherwise), contract for goods or services, lease or other agreement with any (A) affiliate, (B) insider or related interest of an insider, (C) shareholder owning 5% or more of the outstanding Common Stock or related interest of such a shareholder, or (D) to the knowledge of the Company, and other than credit and consumer banking transactions in the ordinary course of business, employee who is not an executive officer.  For purposes of the preceding sentence, the term “affiliate” shall have the meaning assigned in Regulation W issued by the Federal Reserve, as amended, and the terms “insider,” “related interest,” and “executive officer” shall have the meanings assigned in the Federal Reserve’s Regulation O, as amended.

(2)   The Company Bank is in compliance with, and has since December 31, 2006, complied with, Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve’s Regulation O.

2.3   Representations and Warranties of the Investor.  The Investor hereby represents and warrants as of the date of this Agreement to the Company that:

(a)   Purchase for Investment.  The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws.  The Investor (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no present intention or plan to distribute any of the Securities to any person nor with a view to or for sale in connection with any distribution thereof, in each case in violation of the Securities Act, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that the Investor is capable of evaluating the merits and risks of the investment in the Securities and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) , as noted in Attachment A entitled “Eligibility Representations of the Investor” following the signature page of this Agreement.  Without limiting any of the foregoing, neither the Investor nor any of its Affiliates has taken, and the Investor will not, and will cause its Affiliates not to, take any action that would otherwise cause the Securities to be purchased hereunder to be subject to the registration requirements of the Securities Act.

(b)           Information; Suitability. Investor acknowledges that it has been given an opportunity to access the Company data site, which contains confidential information relating to the Company, and has further received such information as the undersigned deems necessary in order to make an investment decision with respect to the Securities.  Investor understands that Investor and its professional advisor(s), if any, have the right to ask questions of and receive answers from the Company and its officers and directors, and to obtain such information concerning the terms and conditions of the offering of the Securities to the extent that the Company possesses the same or could acquire it without unreasonable effort or expense, as Investor and any professional advisor(s) deem necessary to verify the accuracy of the information Previously Disclosed.  Investor represents and agrees that Investor and Investor’s professional advisor(s), if any, have asked such questions, received such answers and obtained such information as Investor and Investor’s professional advisor(s), if any, deem necessary to verify the accuracy of the information Previously Disclosed and (b) of any other information that Investor and Investor’s professional advisor(s), if any, deem relevant to making an investment decision with respect to the Securities. In making the decision to purchase the Securities, Investor has relied solely upon the information Previously Disclosed and independent investigation made by Investor.  Investor has adequately analyzed the risks of an investment in the Securities and determined that the Securities are a suitable investment for Investor and that

Investor has adequate means of providing for all his or her current and foreseeable needs and personal contingencies and has no need for liquidity in this investment and is able at this time and in the foreseeable future to bear the economic risk of a total loss of Investor’s investment in the Securities; Investor acknowledges such a possibility.

(b)   Financial Capability.  The Investor will have immediately available funds necessary to consummate the First Closing and the Second Closing, as of the respective date of each such closing, on the terms and conditions contemplated by this Agreement.

(c)   Organization and Authority.  The Investor (if other than a natural person) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and the Investor has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(d)   Authorization.

(1)           The Investor has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the Investor’s board of directors, general partner or managing members, as the case may be (if such authorization is required), and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required.  This Agreement has been duly and validly executed and delivered by the Investor and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2)           Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(3)           No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.

(e)   Ownership. Neither the Investor nor any of its Affiliates (other than any portfolio company with respect to which the Investor is not the party exercising control over investment decisions) are the owners of record or the Beneficial Owners of shares of Common Stock or securities convertible into or exchangeable for Common Stock.

(f)   Knowledge as to Conditions. As of the date of this Agreement, the Investor does not know of any reason relating to the Investor why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.

(g)   Brokers and Finders. Neither the Investor nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees the Company would be required to pay.

ARTICLE III
Covenants

3.1   Filings; Other Actions

(a)   The Investor and the Company will cooperate and consult with each other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings, and other documents, and to obtain all necessary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement and to perform the covenants contemplated by this Agreement.  Each party shall execute and deliver both before and after the First Closing and the Second Closing such further certificates, agreements, and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.  In particular, the Company will use its reasonable best efforts to help the Investor promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, all notices to and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities, for the transactions contemplated by this Agreement.  To the extent required by law, the Investor shall file as promptly as practicable a notice to the Federal Reserve pursuant to the CBC Act with respect to the transactions contemplated by this Agreement and shall take commercially reasonable actions to obtain the non-objection of the Federal Reserve under the CBC Act, it being understood that failure to obtain such non-objection shall not impose any liability on the Investor.  The Investor and the Company will each have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information and confidential information related to the Investor, all the information (other than personal or sensitive information) relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.  Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.  The Investor and the Company shall promptly furnish each other to the extent permitted by applicable laws with copies of written communications received by them or their Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement or any other Transaction Document.  Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be required to provide any materials to the Company that it deems private or confidential.

(b)   The Company shall call a meeting of its shareholders, as promptly as practicable after the date hereof, to obtain the Shareholder Approvals, including, without limitation, (i) amending the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000, and (iii) approving the issuance of Common Shares and Conversion Shares for purposes of rule 5635 of NASDAQ’s listing rules to the Investor and the investors participating in the Other Private Placements.  The Board of Directors shall unanimously recommend (other than the abstentions of Thomas X. Geisel, Bernard A. Brown, Sidney R. Brown, Anne E. Koons, Ike Brown and Jeffrey S. Brown to the extent they are members of the Board of Directors) to the Company’s shareholders that such shareholders provide the Shareholder Approvals, and shall not modify or withdraw such recommendation.  In connection with such meeting, the Company shall promptly prepare (and the Investor will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such shareholder approval, and shall use its reasonable best efforts to respond promptly to any comments of the SEC or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders, as promptly as practicable, after clearance by the SEC.  The Company shall notify the Investor promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement.  If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall, as promptly as practicable, prepare and mail to its shareholders such an amendment or supplement.  The Investor and the Company each agree to correct promptly any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall, as promptly as practicable, prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations.  The Company shall consult with the Investor prior to filing with the SEC or mailing any proxy statement, or any amendment or supplement thereto, and provide the Investor with reasonable opportunity to comment thereon.  The directors’ recommendation described in this Section 3.1 shall be included in the proxy statement filed in connection with obtaining such shareholder approval.  Immediately upon approval by shareholders of the amendments to the Certificate of Incorporation as described above, the Company shall file a certificate of amendment to duly amend the Certificate of Incorporation to include such amendments.  In the event that any of the Shareholder Approvals is not obtained at such shareholders’ meeting, the Company shall include a proposal to approve (and the Board of Directors shall unanimously recommend (other than the abstentions of Thomas X. Geisel, Bernard A. Brown, Sidney R. Brown, Anne E. Koons, Ike Brown and Jeffrey S. Brown to the extent they are members of the Board of Directors) such Shareholder Approvals at a meeting of its shareholders once in the twelve month period beginning on the Meeting End Date until such approval is obtained or made.  “Meeting End Date” means (x) if the Second Closing Date has occurred by October 31, 2010, then February 28, 2011, or (y) if the Second Closing Date has not occurred by October 31, 2010, then the date that is four months after the Second Closing Date.

(c)   Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, Affiliates, directors, officers, partners, and shareholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with such shareholders’ meeting and any other statement, filing, notice, or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with this Agreement or the Other Securities Purchase Agreements.  Notwithstanding anything herein to the contrary, the Investor shall not be required to furnish the Company with any (1) sensitive personal biographical or personal financial information of any of the directors, officers, employees, managers or partners of the Investor or any of its Affiliates or (2) proprietary and non-public information related to the organizational terms of, or investors in, the Investor or its Affiliates; provided, however, that the Investor will furnish such information as reasonably requested by the applicable bank regulator as necessary to consummate the transactions contemplated hereby.

(d)   From the date of this Agreement, until the earlier of the date of termination of this Agreement and the date when the Shareholder Approvals have been obtained, the Company shall not, directly or indirectly, amend, modify, or waive, and the Board of Directors shall not recommend approval of any proposal to the shareholders having the effect of amending, modifying, or waiving any provision in the Certificate of Incorporation or bylaws of the Company in any manner adverse to the Investor or any other holder of Securities issued pursuant to this Agreement.

(e)   The Company shall take all actions necessary to ensure that none of the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the consummation of the transactions contemplated as part of the Other Private Placements, nor the Shareholder Approvals will constitute a “change in control” or “change of control” within the meaning of any Benefit Plan.

3.2   Expenses.  Each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement.

3.3   Access, Information and Confidentiality.

(a)   From the date of this Agreement until the Second Closing Date, the Company will ensure that upon reasonable notice, the Company and its subsidiaries will afford to the Investor and its representatives (including employees of the Investor, and counsel, accountants, financial and investment banking advisors and other professionals retained by the Investor) such access during normal business hours to its books, records, properties and personnel and to such other information as the Investor may reasonably request.

(b)   Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors and, to the extent permitted above, to bank regulatory authorities.

3.4   Conduct of the Business.  Prior to the earlier of the First Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), the Company shall, and shall cause each Company Subsidiary to, (i) conduct its business in the ordinary course consistent with past practice, (ii) use reasonable best efforts to preserve intact its current business organizations and its rights and permits issued by Governmental Entities, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers, Governmental Entities and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired and (iii) not take any action that would reasonably be expected to materially adversely affect or materially delay the receipt of any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or by the Other Securities Purchase Agreements or materially adversely affect or materially delay the consummation of the transactions contemplated hereby or by the Other Securities Purchase Agreements.

3.5   Reasonable Efforts

.  The Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Investor in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Other Securities Purchase Agreements, including using reasonable best efforts to accomplish the following:  (a) the taking of all reasonable acts necessary to cause the conditions to the First Closing and the Second Closing to be satisfied; (b) the mailing of the definitive proxy statement to the Company’s shareholders promptly following clearance from the SEC; (c) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity; (d) the obtaining of all necessary consents, approvals or waivers from third parties; and (e) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Other Securities Purchase Agreements.

3.6   Company Forbearances.  During the Pre-Closing Period, other than as approved in writing by the Investors owning at least 50% of the total Securities purchased under this Agreement and the Other Securities Purchase Agreement, the Company shall not, and shall not permit any Company Subsidiary to (i) adjust, split, combine or reclassify any of its capital stock; (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any shares of its capital stock or stock appreciation rights or grant any person any right to acquire any shares of its capital stock; or (iii) issue or commit to issue any additional shares of capital stock (except pursuant to the exercise of options and restricted stock unit grants outstanding as of the date hereof and disclosed in the Company’s Disclosure Schedule), convertible debt or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any additional shares of capital stock (including options) or convertible debt;

ARTICLE IV
Additional Agreements

4.1   Legend.

(a)   The Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD

OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b)   Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company and its counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause the legend to be removed from any certificate for any securities.  The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.2   Piggyback Registration Rights.

(a)   If at any time following the issuance of the Securities under this Agreement, the Company proposes to register any common stock under the Securities Act (other than registration pursuant to a registration statement on Form S-4 or Form S-8 or any successor form of securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively), the Company will promptly, but not less than thirty (30) days prior to the filing date of any such registration statement, give written notice to Investor of its intention to effect that registration and of the rights of Investor under this Agreement to participate therein (“Piggyback Registration”), which notice shall include the estimated filing date for the registration statement.  Upon the written request of Investor made within twenty (20) days after receipt of any such notice, the Company will include in the Piggyback Registration (and any related qualifications under applicable state securities laws) all shares of Common Stock Investor has so requested the Company to register.  Company shall pay all reasonable and customary registration expenses in connection with any Piggyback Registration (including maintenance of the effectiveness of any registration, as required under this Agreement), including, without limitation: (a) all registration and filing fees required by or payable to the SEC, any stock exchange or the Financial Industry Regulatory Authority (“FINRA”), including, if applicable, the fees and expenses of any a qualified independent underwriter (and its counsel) that is retained in accordance with the rules and regulations of the FINRA, (b) all fees and expenses to comply with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications), (c) all printing, messenger and delivery expenses (d) all fees and disbursements of counsel for the Company and the Company’s independent public accountants, including the expenses of any special audits and/or “cold comfort” or other accountants’ letters required by or incident to such registration, (e) fees and disbursements of underwriters imposed on the Company by the underwriting agreements to which the Company is a part, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, and (f) the actual and reasonable fees and disbursements of counsel for Investor in an amount not to exceed $5,000.

(b)   Reports under Securities Exchange Act of 1934. With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company agrees to:

(1)   use its reasonable best efforts to make and keep adequate current public information available in accordance with Rule 144(c) at all times as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)   use its reasonable best efforts to take such action as is necessary to enable the Investor to qualify for use of the SEC’s Form S-3 or such other registration statement form as may be applicable for the sale of their Shares and the Warrant Shares;

(3)   use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

4.3   Additional Regulatory Matters.

(a)   The Company and the Investor agree to cooperate and use their reasonable best efforts to ensure that neither the Investor nor any of its Affiliates will be deemed to control the Company or otherwise be deemed a “bank holding company” for purposes of the BHC Act.

(b)   The Company shall not knowingly take any action that would reasonably be expected to pose a substantial risk that the Investor or any of its Affiliates would be deemed to control the Company or otherwise be deemed a “bank holding company” for purposes of the BHC Act, including undertaking any redemption, recapitalization, or repurchase of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, recapitalization, or repurchase to the extent of the Investor’s pro rata proportion.

4.4   Transfer Restrictions.  The Investor may Transfer any or all of the Securities owned by the Investor from time to time, subject to compliance with all applicable laws.

4.5   Standstill Agreement.  In no event shall the Investor purchase any additional shares of Common Stock such that the amount of shares the Investor owns or could be deemed to own, directly or indirectly, Beneficial Ownership in excess of 4.9% of the outstanding shares of Common Stock.  For the avoidance of doubt, for purposes of calculating the Beneficial Ownership of the Investor and its Affiliates hereunder, (x) any security that is convertible into, or exercisable for, any such voting securities  or Common Stock that is Beneficially Owned by the Investor or its Affiliates shall be treated as fully converted or exercised in accordance with its terms, as the case may be, into the underlying voting securities or Common Stock and (y) any security convertible into, or exercisable for, the Common Stock that is Beneficially Owned by any person other than the Investor or any of its Affiliates shall not be taken into account.

ARTICLE V
Termination

5.1   Termination.  This Agreement may be terminated prior to the First Closing:

(a)   by mutual written consent of the Investor and the Company;

(b)   by the Company, upon written notice to the Investor, in the event that the conditions of Closing set forth in Section 1.2(c)(2) are not satisfied on or before October 31, 2010; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c)   by the Investor, upon written notice to the Company, in the event that the conditions of Closing set forth in Section 1.2(c)(1) are not satisfied on or before October 31, 2010; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(d)   by the Company or the Investor, upon written notice to the other, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(e)   by the Investor, if the Investor or any of its Affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any regulatory approval required to consummate the transactions contemplated hereby.

5.2   Effects of Termination.  In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2 and this Section 5.2 and Article VI and all applicable defined terms, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement.

ARTICLE VI
Miscellaneous

6.1   Survival.

Each of the representations and warranties set forth in this Agreement shall not survive the Second Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect.   The provisions of Section 4.5 shall survive indefinitely.

6.2   Amendment.

No amendment or waiver of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

6.3   Waivers.

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.4   Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.5   Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

6.6   Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7   Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as follows:

(a)   If to the Investor:

_____________________

(b)   If to the Company:

Sun Bancorp, Inc.
226 Landis Avenue
Vineland, New Jersey 08360
Attn:  Thomas X. Geisel
Facsimile:  (856) 691-9187

with a copy to:

Malizia Spidi & Fisch, PC
1227 25th Street, N.W.
Suite 200 West
Washington, D.C.  20037

Attn:  John J. Spidi, Esq.
Facsimile:  (202) 434-4661

6.8   Entire Agreement, Etc.  This Agreement (including the Exhibits, Schedules, and Disclosure Schedule hereto) and the other documents referred to herein constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and their permitted assigns.  For the avoidance of doubt, the Company agrees that the Investor may assign its rights and obligations under this Agreement, in whole or in part, to one or more Affiliates, parallel investment funds, co-investment funds or successor investment funds and that such assignees shall be included in the term “Investor”.

6.9   Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.  When used herein:

    (1)   the term “subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 25% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 25% or more of the outstanding equity securities is owned directly or indirectly by its parent or otherwise controlled by such parent and any entity that would be a “subsidiary” for purposes of the BHC Act; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

    (2)   the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise or for purposes of the BHC Act or the CBC Act;

    (3)   the word “or” is not exclusive;

(4)   the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

    (5)   the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

    (6)   the words “it” or “its” are deemed to mean “him” or “her” and “his” or “her”, as applicable, when referring to an individual;

    (7)   “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of New Jersey generally are authorized or required by law or other governmental actions to close;

(8)   “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

    (9)   “Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act; and

    (10)   “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the executive officers of the Company.

6.10   Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11   Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12   No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer or shall confer upon any person other than the express parties hereto, any benefit right or remedies, except that the provisions of Sections 4.2, 4.3,  and 4.5 shall inure to the benefit of the persons referred to in those Sections, including any Holders.  The representations and warranties set forth in Article II and the covenants set forth in Articles III and IV have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by reference to the Disclosure Schedule of each party, each of which contains certain disclosures that are not reflected in the text of this Agreement; and (c) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company; provided, however, that Lazard Middle Market LLC and Keefe, Bruyette & Woods, Inc. may rely on the representations and warranties set forth in Article II and the covenants set forth in Articles III and IV as if they were made to them.

6.13   Public Announcements.  Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the Other Securities Purchase Agreements, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld, conditioned, or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure.

6.14   Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

*  *  *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

SUN BANCORP, INC.

By:
	Name:	Thomas X. Geisel
	Title:	President and Chief Executive Officer

_______________
By:
Name:
Title: